Exhibit 10.86

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Second Amendment”) is made and entered into as of January 1, 2007 by and between KW Multi-Family Management Group, Ltd. a Delaware corporation (“The Company”), and Robert E. Hart (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of January 1, 2006 and amended August 1, 2006 (the “Agreement”), providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Term.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, as follows:

1.               The term of this Agreement is extended to December 31, 2007. Therefore, Section 3 of the Agreement is amended such that the termination date of “December 31, 2006” is deleted and the termination date of “December 31, 2007” is inserted in lieu thereof:

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:		EMPLOYEE:
KW Multi-Family Management Group, Ltd.
a Delaware corporation

Name:	/s/ William J. McMorrow	/s/ Robert E. Hart